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                                                               EXHIBIT 10.15 (a)

                    FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
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     THIS FIRST AMENDMENT (this "Amendment"), made this 6/th/ day of March,
2000, is made to that certain Employment Agreement (the "Agreement") by and between ROBERT N. WILDRICK ("Executive") and JOS. A. BANK CLOTHIERS, INC. ("Employer"), dated as of November 1, l999.

     WHEREAS, Executive and Employer are the sole parties to the Employment Agreement; and

     WHEREAS, Executive and Employer have agreed to amend the Employment Agreement,

     NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Executive and Employer hereby amend the Employment Agreement as follows:

     1. Section 4.2 B    Guaranteed Bonus is hereby amended by adding the
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following sentence at the end thereof: "Notwithstanding anything to the contrary contained herein, in the event Executive terminates this Agreement as a result of a change in control pursuant to Section 5.4, the guaranteed bonus of $168,750 for the period from January 30, 2000 through October 30, 2000 shall be due and payable in full on the last day of the Employment Period."

     2. Section 6.1      Termination Without Cause by Employer or for Good
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Reason or Change of Control by Executive is hereby amended by deleting from the
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5/th/ and 11/th/ lines thereof the phrase ", within 60 days of the date of termination," and substituting in lieu thereof in each case the phrase ", on the last day of the Employment Period,".

     3. Section 6.3      Termination for Cause Following a Change in Control is
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hereby amended by adding to the 3/rd/ line thereof, immediately following the word " Executive" the phrase ", on the last day of the Employment Period,".

        Except as specifically amended hereby, the Employment Agreement shall remain in full force and effect according to its terms. To the extent of any conflict between the terms of this Amendment and the terms of the remainder of the Employment Agreement, the terms of this Amendment shall control and prevail. Capitalized terms used but not defined herein shall have those respective meanings attributed to them in the Employment Agreement. This Amendment shall hereafter be deemed a part of the Employment Agreement for all purposes.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

JOS. A. BANK CLOTHIERS, INC.

By: /s/ Peter V. Handal                        /s/ Robert N. Wildrick
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    Peter V. Handal,                           ROBERT N. WILDRICK
    Chairman, Compensation Committee